
<ARTICLE>		5
<LEGEND>
This schedule contains summary financial information extracted from the unaudited quarterly condensed financial statements of GS Financial
Products U.S., L.P. and is qualified in its entirety by reference to such financial statements contained in GS Financial Products U.S.,
L.P.'s Form 10-Q for the six fiscal months ended May 31, 1996.
<CIK>  					0000914720
<NAME>  				GS Financial Products U.S., L.P.
<MULTIPLIER>				1,000

<PERIOD-TYPE>				6-MOS
<FISCAL-YEAR-END>			NOV-24-1995
<PERIOD-END>				MAY-31-1996
<CASH>					138,092
<SECURITIES>				0
<RECEIVABLES>				0
<ALLOWANCES>				0
<INVENTORY>				0
<CURRENT-ASSETS>			0
<PP&E>					0
<DEPRECIATION>				0
<TOTAL-ASSETS>				358,551
<CURRENT-LIABILITIES>			0
<BONDS>					40,000
<PREFERRED-MANDATORY>			0
<PREFERRED>				0
<COMMON>				0
<OTHER-SE>				128,975
<TOTAL-LIABILITY-AND-EQUITY>		358,551
<SALES>					0
<TOTAL-REVENUES>			8,079
<CGS>					0
<TOTAL-COSTS>				0
<OTHER-EXPENSES>			490
<LOSS-PROVISION>			0
<INTEREST-EXPENSE>			1,192
<INCOME-PRETAX>				6,397
<INCOME-TAX>				252
<INCOME-CONTINUING>			6,145
<DISCONTINUED>				0
<EXTRAORDINARY>				0
<CHANGES>				0
<NET-INCOME>				6,145
<EPS-PRIMARY>				0
<EPS-DILUTED>				0

<F1>
Notes
Balances relating to derivative transactions owned and issued are not reflected in the above figures.

